Build Funds Trust N-CSRA

EX.99.906 CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Build Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Build Funds Trust for the year ended September 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Build Funds Trust for the stated period.

/s/ John Ruth	/s/ Clem Sell
John Ruth	Clem Sell
Principal Executive Officer, Build Funds Trust	Principal Financial Officer, Build Funds Trust

Dated:	September 18, 2023	Dated:	September 19, 2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Build Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.